                                                                  Exhibit (n)(3)


                        CONSENT TO BEING NAMED AS TRUSTEE


         The undersigned hereby consents to being named in the Registration Statement on Form N-2 of DECS Trust VII (the "Trust") and any amendments thereto, as a person about to become a Trustee of the Trust.

Dated:  September 27, 2001

                                                   /s/ James B. O'Neill
                                                   -----------------------------
                                                       James B. O'Neill

                        CONSENT TO BEING NAMED AS TRUSTEE


         The undersigned hereby consents to being named in the Registration Statement on Form N-2 of DECS Trust VII (the "Trust") and any amendments thereto, as a person about to become a Trustee of the Trust.

Dated:  September 27, 2001

                                                   /s/ Donald J. Puglisi
                                                   -----------------------------
                                                       Donald J. Puglisi

                        CONSENT TO BEING NAMED AS TRUSTEE


         The undersigned hereby consents to being named in the Registration Statement on Form N-2 of DECS Trust VII (the "Trust") and any amendments thereto, as a person about to become a Trustee of the Trust.

Dated:  September 27, 2001

                                                   /s/ William R. Latham III
                                                   -----------------------------
                                                       William R. Latham, III